UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2011
Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On July 14, 2011, Rent-A-Center, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bank of America, N.A., Compass Bank and Wells Fargo Bank, N.A., as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement amended and restated the Company’s existing credit agreement, dated as of May 28, 2003, as amended and restated as of November 15, 2006, and as further amended by that certain First Amendment to the Third Amended and Restated Credit Agreement dated December 2, 2009 (as amended, the “Existing Credit Agreement”). The Credit Agreement represents a refinancing of the Company’s senior secured debt and provides for a new $750 million senior credit facility, consisting of $250 million in term loans (the “Term Loans”) and a $500 million revolving credit facility (the “Revolving Facility”).
     Also on July 14, 2011, the Company drew down the $250 million in Term Loans and $100 million of the Revolving Facility and utilized the proceeds to repay its existing senior term debt outstanding under the Existing Credit Agreement. The Term Loans will be repayable in 19 consecutive quarterly installments equal to $6.25 million from September 30, 2011 through March 31, 2016, and a payment of $131.25 million payable on July 14, 2016.
     Borrowings under the Credit Agreement bear interest at varying rates equal to the Eurodollar rate plus 1.50% to 2.50%, or the prime rate plus 0.50% to 1.50%, at the Company’s election. The margins on the Eurodollar rate and on the prime rate, which are initially 1.75% and 0.75% respectively, may fluctuate dependent upon an increase or decrease in the Company’s consolidated leverage ratio as defined by a pricing grid included in the Credit Agreement. The Company has not entered into any interest rate protection agreements with respect to term loans under the senior credit facility. A commitment fee equal to 0.30% to 0.50% of the unused portion of the Revolving Facility is payable quarterly, and fluctuates dependent upon an increase or decrease in the Company’s consolidated leverage ratio. The initial commitment fee is equal to 0.35% of the unused portion of the Revolving Facility.
     The senior credit facility is secured by a security interest in substantially all of the Company’s tangible and intangible assets, including intellectual property, and is also secured by a pledge of the capital stock of the Company’s U.S. subsidiaries.
     The Credit Agreement also permits the Company to increase the amount of the Term Loans and/or the Revolving Facility from time to time on up to 3 occasions, in an aggregate amount of up to $250 million, provided that the Company is not in default at the time and has obtained the consent of administrative agent and the lenders providing such increase.
     Subject to a number of exceptions, the senior credit facility contains, without limitation, covenants that generally limit the Company’s ability to:

•	incur additional debt in excess of $250 million at any one time outstanding (other than subordinated debt, which is generally permitted if the maturity date is later than July 14, 2017);

•	repurchase its capital stock and 6.625% notes and pay cash dividends in the event the pro forma senior leverage ratio is greater than 2.50x;

•	incur liens or other encumbrances;

•	merge, consolidate or sell substantially all its property or business;

•	sell assets, other than inventory in the ordinary course of business;

•	make investments or acquisitions unless it meets financial tests and other requirements;

•	make capital expenditures; or

•	enter into an unrelated line of business.
     The senior credit facility requires the Company to comply with several financial covenants, including a maximum consolidated leverage ratio of no greater than 3.25:1, and a minimum fixed charge coverage ratio of no less than 1.35:1.
     Events of default under the senior credit facility include customary events, such as a cross-acceleration provision in the event that the Company defaults on other debt. In addition, an event of default under the senior credit facility would occur if there is a change of control of the Company. This is defined to include the case where a third party becomes the beneficial owner of 35% or more of the Company’s voting stock or certain changes in its Board of Directors occurs. An event of default would also occur if one or more judgments were entered against the Company of $50 million or more and such judgments were not satisfied or bonded pending appeal within 30 days after entry.
     The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
     The press release announcing the entering into of the Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.
     A brief description of the material terms and conditions of the Existing Credit Agreement is located in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 under the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Senior Credit Facilities.” As described in Item 1.01 of this Current Report on Form 8-K, effective immediately upon the execution of the Credit Agreement by the parties thereto, the terms and conditions of the Existing Credit Agreement were amended as set forth in, and restated in their entirety and superseded by, the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
     The Company utilized the proceeds of the Term Loans, together with $100 million under the Revolving Facility, to replace the indebtedness outstanding under the Existing Credit Agreement. The full amount of the Revolving Facility is also available for the issuance of letters of credit.
     The Company intends to utilize the Revolving Facility for the issuance of letters of credit, as well as to manage normal fluctuations in operational cash flow caused by the timing of cash receipts. In that regard, the Company may from time to time draw funds under the Revolving Facility for general corporate purposes.
     Historically, the Company used the revolving facility under the Existing Credit Agreement for the issuance of letters of credit, as well as to manage normal fluctuations in operational cash flow caused by the timing of cash receipts. In that regard, the Company from time to time drew funds for general corporate purposes. The funds drawn on individual occasions varied in amounts of up to $98 million, with total amounts outstanding ranging from $2 million up to $108 million. The amounts drawn were generally outstanding for a short period of time and were generally paid down as cash is received from the Company’s operating activities. The Company intends to utilize the Revolving Facility for similar purposes.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

Exhibit 10.1
Fourth Amended and Restated Credit Agreement, among Rent-A-Center, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., Compass Bank and Wells Fargo Bank, N.A., as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 99.1	Press Release, dated July 14, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: July 15, 2011	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton,
Vice President — Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Fourth Amended and Restated Credit Agreement, among Rent-A-Center, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., Compass Bank and Wells Fargo Bank, N.A., as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated July 14, 2011.